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                                                                     EXHIBIT 21
COMERICA INCORPORATED AND SUBSIDIARIES


                                  AFFILIATE
                              ORGANIZATION CHART

1. Direct subsidiaries of Comerica Incorporated (a Delaware corporation) are shown on the left margin.

2. Subsidiaries of these direct subsidiaries are listed immediately following each direct subsidiary's name and are indented to the right.

3. Subsidiaries of these indirect subsidiaries are listed immediately following the indirect subsidiary's name and are further indented to the right.

4. The state or other jurisdiction of incorporation for each corporation or bank is listed in brackets after its name.

5. The parent company owns 100% of the outstanding capital stock of each subsidiary unless indicated otherwise.

Comerica Bank [Michigan]

    Comerica Insurance Group, Inc. [Michigan]

       Comerica Insurance Services, Inc. [Michigan]

       Interstate Select Insurance Services, Inc. [California]

       Professional Life Underwriters Services, Inc. ("PLUS") [Michigan]

    Comerica Leasing Corporation [Michigan]

    Comerica AutoLease, Inc. [Michigan]

    Comerica Mortgage Corporation [Michigan]

    A/H Hotel Management Co. [Michigan]

    VRB Corp. [Michigan]

    John V. Carr & Son, Inc. [Michigan]

       Duty Drawback Service, Inc. [Michigan]

       John V. Carr & Son Limited (Canada) [Ontario]

    Comerica International Corporation [United States]

       Comerica International (Canada), Limited [Ontario]

         Comerica International (Canada) Properties, Limited [Ontario]

       Comerica Trust Company of Bermuda, Ltd. [Bermuda]

Comerica California Incorporated [Delaware]

    Comerica Bank-California [California]

         Lytton Corporation [California]

    Metrobank [California]

         Metrocorp [California]

Comerica Bank-Illinois [Illinois]

Comerica Bank and Trust, F.S.B. [United States]

Comerica Bank-Midwest, N.A. (99.5%) [United States]

Comerica Bank-Ann Arbor, N.A. (97.4%) [United States]

    Comerica Investment Services, Inc. [Michigan]

        Comerica Securities, Inc. [Michigan]

        Wilson, Kemp & Associates, Inc. [Michigan]

        Woodbridge Capital Management, Inc. [Michigan]

        WAM Holdings, Inc. [Delaware]

        Munder Capital Management (less than 50%) [Delaware Limited Partnership]

        Comerica Capital Markets Corporation [Michigan]

        Comerica Financial Services, Inc. [Texas] (in process of dissolution)

Comerica Texas Incorporated [Delaware]

    Comerica Bank-Texas [Texas]

        Riverside Investments Inc. [Texas]

        Riverside Investments II Inc. [Texas]

        BTXW Investments Inc. [Texas]

Comerica Acceptance Corporation [Michigan]

Comerica Assurance Ltd. [Bermuda]

Comerica Community Development Corporation [Michigan]

Comerica Corporate Services Incorporated [Michigan]

Comerica Insurance Company [Arizona]

Comerica Properties Corporation [Michigan]

Waterfront Corporation [Michigan]